EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Chittenden Corporation:

We consent to the use of our report on the consolidation statements of income, changes in stockholders' equity and cash flows of Chittenden Corporation and subsidiaries for the year ended December 31, 1992, incorporated herein by reference.

KPMG Peat Marwick LLP

Boston, Massachusetts
February 27, 1996